Exhibit 99.1
JOINT FILING AGREEMENT

In accordance with Rule 13d-1(k)(1)(iii) under the Securities Exchange Act of 1934, as amended, the persons named below agree to the joint filing on behalf of each of them of a Statement on Schedule 13D (including additional amendments thereto) with respect to the shares of Common Stock, $0.001 per share, of Telenav, Inc., a Delaware corporation. This Joint Filing Agreement shall be filed as an Exhibit to such Statement.

Dated: August 24, 2015	NOKOMIS CAPITAL MASTER FUND, L.P.

	By:	Nokomis Capital, L.L.C. Investment Manager

	By:	/s/ Brett Hendrickson
		Name:	Brett Hendrickson
		Title:	Manager

NOKOMIS CAPITAL PARTNERS, L.P.

By:	Nokomis Capital, L.L.C. Investment Manager

By:	/s/ Brett Hendrickson
	Name:	Brett Hendrickson
	Title:	Manager

NOKOMIS CAPITAL OFFSHORE FUND, LTD.

By:	/s/ Brett Hendrickson
	Name:	Brett Hendrickson
	Title:	Director

NOKOMIS CAPITAL ADVISORS, L.P.

By:	Nokomis Capital, L.L.C. General Partner

By:	/s/ Brett Hendrickson
	Name:	Brett Hendrickson
	Title:	Manager

NOKOMIS CAPITAL, L.L.C.

By:	/s/ Brett Hendrickson
	Name:	Brett Hendrickson
	Title:	Manager

/s/ Brett Hendrickson
BRETT HENDRICKSON